Exhibit 99.1

Airgas Announces New Division Operating Structure; Appoints Division Leadership

RADNOR, Pa.--(BUSINESS WIRE)--May 25, 2011--Airgas, Inc. (NYSE: ARG), today announced the alignment of its 12 Regional Companies into four new divisions, each led by a Division President whose direct reports include a Division Chief Financial Officer, Division Vice President of Human Resources, and Regional Company Presidents. The four new divisions, identified as North, South, Central, and West, form an operating structure that will help Airgas leverage the full benefits of its new customized SAP information platform. The company also announced two related leadership appointments for Distribution Operations and Gases Production. All appointments are effective July 1, 2011.

“Now that we have successfully launched our Regional Company conversions in our phased implementation of SAP, it was critical to establish an operating structure that will enable us to realize the significant benefits of our new platform,” said Mike Molinini, Airgas Chief Operating Officer. “Last year we announced an expected incremental annual operating income range of $75 to $125 million upon full implementation of the SAP system at our Regional Companies. We expect to see gains in areas such as accelerated sales growth, pricing management, and administrative and operating efficiencies. Our new divisional operating structure will enable us to capture these benefits and become even more responsive to our customers at the local level.”

The new Airgas divisions and leaders include:

North Division: Shaun Powers, Division President

The North Division includes the Airgas Great Lakes, Airgas East, and Airgas North Central Regional Companies and will be led by Shaun Powers, former East Division President. Powers joined Airgas in April 2001 from AGA where he served as Senior Vice President of Industrial Gases since October 1995. Before joining AGA, he spent 17 years at Air Products, last serving as General Manager for Air Products’ Distributed Gas and Services division. Airgas North Division headquarters will be located in Cleveland, Ohio.

South Division: Mike Rohde, Division President

The South Division, which includes the Airgas South, Airgas National Welders, and Airgas Mid America Regions, will be led by Mike Rohde, formerly Senior Vice President, Distribution Operations. Rohde joined Airgas in 1999 as President of Airgas Southwest and in 2000 became President of Airgas South, a position he held for five years before being appointed SVP, Distribution Operations. Prior to joining Airgas, he was Senior Vice President, Packaged and Specialty Gases at Tri-Gas and, before that, Senior Vice President, Packaged Gases at MG Industries. He began his career with 12 years at Sunox, a large independent in the Carolinas and Virginia, where he was Vice President – Sales and Marketing. Airgas South Division headquarters will be located in Atlanta, Georgia.

Central Division: Terry Lodge, Division President

Terry Lodge, former Airgas Mid South President since 2007, will assume the leadership post of the Central Division, which includes the Airgas Mid South, Airgas Southwest, and Airgas Intermountain Regions. Lodge joined Airgas with the acquisition of The Jimmie Jones Company in 1994, where he served as Chief Financial Officer of Jimmie Jones/Sooner Airgas, one of the hub companies that formed Airgas Mid South. He served as CFO of Airgas Mid South until 2005, when he was promoted to Division Vice President. Airgas Central Division headquarters will be located in Tulsa, Oklahoma.

West Division: Max Hooper, Division President

The new Airgas West Division, which includes the Airgas West, Airgas Northern California and Nevada, and Airgas Nor Pac Regions, will be led by Max Hooper. Hooper was named Division President for the West Division, which formerly included seven regional companies in the western U.S., in 2005. He joined Airgas in 1996 as president of Airgas West. Before that, Hooper served for three years as General Manager and President of an independent distributor, Arizona Welding Equipment Company in Phoenix, AZ, and nine years with BOC Gases in various sales and management roles. He began his career with AG Pond Welding Supply in San Jose, CA in 1983. Airgas West Division headquarters will be located in Lakewood, California.

Included in the realignment is the creation of Business Support Centers (BSCs) within each new Airgas Division. According to Molinini, each Division BSC will be a financial and administrative operation staffed with between 130 and 200 associates and will be responsible for the Division’s financial statements and administration.

“We will continue to manage all customer-facing sales and operations functions close to the customer, so those responsibilities will remain with the current Airgas Regional Company infrastructure,” Molinini added.

In related moves, Airgas named two other key leaders whose roles will support the realignment:

Andy Cichocki, Senior Vice President – Distribution Operations and Business Process Improvement

Andy Cichocki has been named Senior Vice President – Distribution Operations and Business Process Improvement. In addition to his new role, he will retain responsibility for Airgas Specialty Products, Airgas Nitrous Oxide, and Airgas Refrigerants. Cichocki has served as Division President – Process Gases and Chemicals since 2008 after having been named President of Airgas National Welders in 2003. He joined Airgas in 1988 and held various roles of increasing responsibility in finance and corporate development before being named Senior Vice President – Business Operations and Planning in April 1999 and then Senior Vice President – Human Resources in 2002.

Tom Thoman, Division President – Gases Production

Tom Thoman has been named Division President – Gases Production. Thoman, who most recently served as President of Airgas Merchant Gases as well as Senior Vice President of Tonnage and Merchant Gases and leader of the Oil, Gas & Chemicals sales and marketing segment, will now be responsible for Gases Production. His new responsibilities include Airgas Carbonic and Dry Ice, and he retains responsibility for Airgas Merchant Gases, applications, on-site projects, and gases product management and sourcing. Thoman joined Airgas in 2001 as Vice President – Gases, and served in that role until December 2006, when he was appointed to Senior Vice President of Airgas Merchant Gases. He joined Airgas after 12 years with BOC Gases, where he had served as Vice President, Global Marketing for Petrochemical, Petroleum, and Metals Industries for The BOC Group. Before BOC, he held chemical engineering positions with Amoco Performance Products.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Forward-Looking Statements

This press release contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s most recent press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s most recent press release announcing its quarterly earnings, as well as other factors described in the Company's reports, including its March 31, 2010 Form 10-K, subsequent forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission.

CONTACT:
Airgas, Inc.
Media Contact:
Jay Worley (610) 902-6206
jay.worley@airgas.com
or
Investor Contact:
Barry Strzelec (610) 902-6256
barry.strzelec@airgas.com